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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

FORM 10-K -- JANUARY 6, 1996

     TAL Financial Corporation, a Nevada corporation and a wholly-owned subsidiary of the Company. The following companies are wholly-owned subsidiaries of TAL Financial Corporation:

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                               CORPORATION                                  STATE OF INCORPORATION
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
TCA Management Company....................................................           Texas
Teleservice Corporation of America........................................           Texas
Texas Community Antennas, Inc.............................................           Texas
Texas Telecable, Inc......................................................           Texas
TCA Cable of Amarillo, Inc................................................           Texas
Telecable Associates, Inc.................................................           Texas
Delta Cablevision, Inc....................................................         Arkansas
Sun Valley Cablevision, Inc...............................................           Idaho
VPI Communications, Inc...................................................           Texas
AvComm Corporation........................................................           Texas
Tele-Communications of Arkansas L. P......................................         Delaware
Tele-Communications of Northwest Arkansas L. P............................         Delaware
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